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User Agreement

Effective Date: April 1st, 2013. Last updated: January 5, 2023.

1. DEFINITIONS

Betur Inc.: Betur, Inc., dba Coins.ph is duly registered with the Bangko Sentral ng Pilipinas (BSP) as a Remittance &Transfer Company (RTC) with Money Changing (MC)! Foreign Exchange Dealing (FXD) & Virtual Currency Exchange (VC) service. It offers cash in and cash out services, mobile air-time top ups, remittance services, bill payments and Virtual Currency exchange (hereinafter Betur Inc. Services"), under the Coins.ph brand. All Betur Inc. Services are subject to the rules and regulations of the BSP, the Anti-Money Laundering Act (AMLA), as amended, and other applicable laws.

DCPay Philippines Inc.: A company that is duly registered with the Bangko Sentral ng Pilipinas (BSP) as an E-Money Issuer. It offers electronic money issuance and remittance services under the Coins.ph brand to allow Coins.ph Customersto easily and conveniently send and receive cash as well as make payments electronically.

Coins PHP: A form of electronic money that is withdrawable in cash, or cash equivalent, or which allows Coins.ph customers to easily and conveniently send and receive PHP value as well as make payments electronically.

Coins PHP Wallet: A wallet that stores Coins PHP. It is a wallet that is linked to a Coins.ph Customer's identifying information. Functionalities include, but are not limited to, transfer of funds, payments of goods and services, and balance inquiry.

Coins.ph Customer: A physical or legal person, the identifying information of whom was provided to Betur Inc. using the Coins.ph Web Portal!App.

Coins.ph App! Coins.ph Web Portal: A mobile application that serves as the interface between the Coins.ph Customer and his!her Coins.ph Account.

Coins.ph Account: Refers to an account that has Coins PHP Wallet, and!or Virtual Currency which would be linked to a Coins.ph Customer identifying information.

2. GENERAL

When using the Virtual Currency wallet, bill payments, mobile airtime top-ups, any cash in and!or cash out services, via the Coins.ph App and!or Web Portal, you are bound by the Betur Inc. User Agreement". When using the Coins.ph Philippine Peso Wallet, provided by DCPay Philippines Inc, and available under the Coins.ph App and!or Web Portal, you are bound bythe DCPAYUserAgreement".

3. CONTACT DETAILS.

Coins.ph Customer Service Hotline No. (02) 882-26467 (882-COINS)

BSP – Financial Consumer Protection Department (Email: consumeraffairs@bsp.gov.ph; Tel. No.: (632) 5306-2584 or (632) 8707-7701 loc. 2584; Fax No.: (632) 8708-7087)

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Betur Inc. User Agreement

This User Agreement ("Agreement") is a contract between you and Betur Inc. and applies to your use of Betur Inc. Services. By using and continuing to use the Betur Inc. Services, you agree with and accept all of the terms and conditions contained in this Agreement.

This is an important document which you must consider carefully when choosing whether to use Betur Inc. services.

GENERAL

By signing up to use the Betur Inc. account through the Coins.ph website, the Betur Inc. API, and/or any associated websites or mobile applications (collectively the "Coins.ph site"), you agree to comply with and be legally bound by this Agreement, as revised from time to time.

We may amend or modify this Agreement at any time and without prior notice, and the revised Agreement shall be effective from the time it is posted on the Coins.ph site or such other date as may be indicated by us.

We may (a) modify or discontinue any portion of the Betur Inc. Services, and/or (b) suspend or terminate your access to the Betur Inc. Services, at any time, and from time to time, without notice to you pursuant to the terms of this Agreement. You agree and confirm that we shall not be liable to you or any third party for any modification, suspension, or termination of any of the Betur Inc. Services, or suspension or termination of your access to the Betur Inc. Services, except to the extent otherwise expressly set forth herein or under separate written agreement with us.

In using and continuing to use Betur Inc. Services, you accept the following risks:

• Digital currency purchased using a bank account or credit card may be reversed at a later time, for example, if such a payment is subject to a chargeback, reversal, claim or is otherwise invalidated.

• A digital currency transaction may be unconfirmed for a period of time (usually less than one hour, but up to one day) and never complete if it is in a pending state.

• You agree that disputes between you and Betur Inc. will be resolved by binding, individual arbitration and you waive your right to participate in a class action lawsuit or class-wide arbitration.

• Holding and trading of digital currency is high risk in nature. The price or value of digital currency can change rapidly, decrease, and potentially even fall to zero, and could cause large losses. Please consider carefully before purchasing or holding digital currency, taking into consideration your financial circumstances.

1. OUR RELATIONSHIP WITH YOU.

Betur Inc. helps you make payments to and accept payments from third parties. Betur Inc. also provides a digital currency wallet service where you can store your digital currency. Betur Inc. also allows users to buy and sell digital currency.

Betur Inc. is an independent contractor for all purposes. Betur Inc. does not have control of, or liability for, the products or services that are paid for with Betur Inc. Services. We do not guarantee the identity of any user or other party or ensure that a buyer will complete a transaction.

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Betur Inc. is not a money transmitter. Betur Inc. only assists its users in digital currency transactions.

1.2 Your Privacy. Protecting your privacy is very important to Betur Inc. Please review our Privacy Policy in order to better understand our commitment to maintaining your privacy, as well as our use and disclosure of your information.

1.3 Privacy of Others; Marketing. If you receive information about another user through Betur Inc. Services, you must keep the information confidential and only use it in connection with Betur Inc. Services. You may not disclose or distribute a user's information to a third party or use the information for marketing purposes unless you receive the user's express consent to do so. You may not send unsolicited email to a user through Coins.ph.

1.4 Intellectual Property. Coins.ph" and all logos related to Coins.ph services and/or Betur Inc. Services are either trademarks, or registered marks of Betur Inc. or its licensors. All intellectual property rights, title, and interest in and to any of the Betur Inc. Services, or any improvements, enhancements or modifications thereof, or other technology developed in connection therewith, belong to Betur Inc. and/or its licensors.

1.5 Account and Password Security and Keeping Your Email and Address Current. You are responsible for maintaining adequate security and control of any and all I0s, passwords, personal identification numbers (PINs), or any other codes that you use to access Betur, Inc. Services. You are responsible for keeping your email address and mobile number up to date in your Account Profile. You are likewise solely responsible for keeping your Coins.ph Account and password safe, and be responsible for all the transactions under your Account. Coins.ph assumes no liability for any loss or consequences caused by authorized or unauthorized use of your account credentials, including but not limited to information disclosure, information release, consent or submission of various rules and agreements by clicking on the website, online agreement renewal, use of a third party to manage your API key/security, management of your API key/security, etc.

1.6 Notices to You. You agree that Betur Inc.may provide you communications about your Account and Coins.ph services electronically.

1.7 Notices to Betur Inc. We prefer receiving notices to Betur Inc. electronically through our support system at help@coins.ph. Paper notifications can also be sent to Betur Inc. See our contact page for our mailing address.

1.8 All product and company names are trademarksTM or registered® trademarks of their respective holders. Use of them does not imply any affiliation with or endorsement by them.

2. ACCOUNTS

2.1 Eligibility. To be eligible to use Betur Inc. services, you must be at least 18 years old. Existing users below the age of 18 years old with verified accounts prior to 28 April 2022 will still be able to continue using Betur Inc. Services at their current verification levels, but will be subject to additional user verification processes upon reaching 18 years of age.

2.2 Identity Authentication. If you wish to buy or sell digital currency through the exchange provided by Betur Inc., available via Coins.ph App/Web Portal, you authorize Betur Inc., directly or through third parties, to make any inquiries we consider necessary to validate your identity.

2.3 Multiple Accounts. Betur Inc. Accounts are personal and non-transferable. By using Betur Inc. Services, you agree that you will not create more than one Account, and that we may, without notice, close or suspend any or all of the Accounts of a Customer who has, or whom we reasonably suspect has, opened multiple Accounts.

2.4 Third Party Applications. If you grant express permission to a third party to connect to your Coins.ph account, either through the third party's product or through Coins.ph, you acknowledge that granting permission to a third party to take specific actions on your behalf does not relieve you of any of your responsibilities under this

API) page.

2.5 Taxes. It is your responsibility to determine what, if any, taxes apply to the payments you make or receive, and it is your responsibility to collect, report and remit the correct tax to the appropriate tax authority. Betur Inc. is not responsible for determining whether taxes apply to your transaction, or for collecting, reporting or remitting any taxes arising from any transaction.

2.6 Your account with us is not a bank account. Our services are not financial instruments. No interest will be paid on any funds or currency you use to purchase or trade for any other currency, and such currency is not insured by the company or any government agency.

2.7 Limitations. Betur Inc. may delay an order if customer has not provided personal identifying information, if it reasonably suspects that customer is in violation of the User Agreement, or if further personal identifying information is necessary to establish the identity of the customer ("KYC"). Until completion of such verification procedures, customers may experience delayed processing of digital currency Transactions or Conversion Service transactions. Betur Inc. will designate any such delayed transaction as pending," and funds will not be available until the pending transaction is completed. Betur Inc. reserves the right to refuse to process, cancel, or to reverse any customer transaction (i) as required by law, (ii) in response to a facially valid subpoena, court order, or other government order, or (iii) if Betur Inc. reasonably suspects that the transaction is erroneous, or is in violation of the Betur Inc. User Agreement.

2.8 Unsolicited Deposits. Unsolicited deposits into our bank account may besubject to a processing fee of up to Php 4,000.00 per incidence. Betur Inc. reserves the right at its own discretion to either process or reject such deposits and associated orders. Any reversal of funds will require adequate (as determined by Betur Inc.) proof of payment, identification of payer, and proof of ownership of the originating account (where applicable).

Examples of unsolicited deposits include but are not limited to: making a deposit without a corresponding order; check, wire, or other non-cash deposits; depositing an amount that substantially exceeds the order amount; placing an order after a deposit has been made; any type of deposit resulting in circumvention of account limits.

2.9 Wrong or Partial Beneficiary Details. A processing fee of up to Php 200.00 per failed attempt may be assessed at Betur Inc.'s discretion for orders which we are unable to complete due to wrong or partial beneficiary information.

2.10 Betur Inc. reserves the right to refuse to process, or to cancel or reverse, any transactions, including purchases or sales of digital currency in its sole discretion, even after funds have been debited from your account(s), if Betur Inc. suspects the transaction involves (or has a high risk of involvement in) money laundering, terrorist financing, fraud, or any other type of financial crime; in response to a subpoena, court order, or other government order; if Betur Inc. reasonably suspects that the transaction is erroneous; or if Betur Inc. suspects the transaction relates to a Prohibited Business and/or Prohibited Use, as set forth below. In cases of digital currency transaction, we are under no obligation to allow you to reinstate a purchase or sale order at the same price or on the same terms as the cancelled transaction.

2.11. Inactive Accounts. Coins.ph may charge inactive maintenance fees of Php15.00/month to Coins.ph Wallets that have not been used for any monetary transaction at least twelve (12) months from date of the last transaction.

The inactive maintenance fee shall be automatically debited from the User's Coins.ph Wallet. For the avoidance of doubt, the Coins.ph Wallet is considered inactive if it has no monetary activity for at least twelve (12) months from the date of the last transaction;

3. DIGITAL CURRENCY

3.2 We do not cancel or reverse digital currency-to-digital currency transactions, as long as they are accepted and confirmed on the blockchain network.

3.1 We may cancel or reverse potentially high-risk buys or sells of digital currency, including those made using reversible payment methods.

3.2 Betur Inc. does not cancel or reverse digital currency-to-digital currency transactions, as long as they are accepted and confirmed on the blockchain network.

3.3 We do not support the retrieval of digital assets that were deposited wrongly into our network, for both unsupported token contracts and/or unsupported networks.

3.4 Betur Inc. keeps 100% of customer funds in Hot and/or Cold wallets. Betur Inc. does not engage in fractional reserve lending.

3.5 In the event we need to retrieve funds from Cold wallets, there can be a delay in sending digital currency of up to 72 hours.

3.6 We do not guarantee the value of digital currency. You acknowledge that the price or value of digital currency can change rapidly, decrease, and potentially even fall to zero. You acknowledge that holding and trading of digital currency is high risk in nature. You agree to deliver the agreed upon payment for digital currency upon confirmation of an order, regardless of changes in digital currency value.

3.7 We reserve the right to change the buy/sell limits and/or suspend trading activity on your account as we deem necessary. If there is suspicious activity related to your Account, we may, but are not obligated to, request additional information from you, including authenticating documents, and to freeze any transactions pending our review. You are obligated to comply with these security requests or accept termination of your Account.

3.8 The Betur Inc. Services are available only in connection with those digital currencies that we, in our sole discretion, decide to support. The digital currencies that we support may change from time to time. If you have any questions about which digital currencies we currently support, please visit https://support.coins.ph/hc/en-us. Under no circumstances should you attempt to use the Betur Inc. Services to store, send, request, or receive digital currencies in any form that are not supported by us. We assume no responsibility or liability in connection with any attempt to use Betur Inc. Services for digital currencies that we do not support.

3.9 Operation of Digital Currency Protocols. We do not own or control the underlying software protocols which govern the operation of digital currencies available for buy/sell and/or supported through our platform. In general, the underlying protocols are open source and anyone can use, copy, modify, and distribute them. By using Betur Inc. Services, you acknowledge and agree (i) that we are not responsible for operation of the underlying protocols and that we make no guarantee of their functionality, security, or availability; and (ii) that the underlying protocols are subject to sudden changes in operating rules (a/k/a "forks"), and that such forks may materially affect the value, function, and/or even the name of the digital currency you buy/sell at the exchange we operate. In the event of a fork, you agree that we may temporarily suspend the Betur Inc. Services and operations (with or without advance notice to you) and that we may subsequently, in our sole discretion, (a) configure or reconfigure our systems or (b) decide not to support (or cease supporting) the forked protocol entirely, provided, however, that you will have an opportunity to withdraw funds from the platform. You acknowledge and agree that we assume absolutely no responsibility whatsoever in respect of an unsupported branch of a forked protocol.

We will support only one fork of each digital currency protocol which we determine, at our sole discretion, best reflects the consensus approach.

3.10 Digital Currency Transactions. We process purchases and/or sales of supported digital currencies according to the instructions received from its customers and we do not guarantee the identity of any user, receiver or other party. You should verify all transaction information prior to submitting instructions to us. Once submitted to a

will not be included in your Betur Inc. Account balance or be available for transactions.We may charge network fees such as withdrawal fees and/or miner fees to process a digital currency transaction on your behalf. We will calculate the network fee at our discretion, although we will always notify you of the network fee at or before the time you authorize the transaction.

3.11 We securely store all digital currency private keys in our control with a combination of Hot and/or Cold wallets. As a result, it may be necessary for us to retrieve certain information from Cold wallets in order to facilitate a digital currency transaction in accordance with your instructions, which may delay the initiation or crediting of such digital currency transaction for 72 hours or more. You acknowledge and agree that a digital currency transaction facilitated by us may be delayed.

3.12 Sending Digital Currency to Your Fiat PHP Wallet. For customers receiving digital currency directly to their PHP wallet using their bitcoin address, we reserve the right to not process such conversion (for example, when such transaction exceeds our system limits), in which case, the funds will remain in digital currency value and will be credited to the customer's digital currency wallet.

4. ACCEPTABLE USE

Users are independently responsible for complying with all applicable laws in all activities related to their use of Betur Inc. Services, regardless of the purpose of the use, and for all communications and content originating from the users. We have the right but not the obligation to monitor and remove communications content that we find in our sole discretion to be objectionable in any way.

You are prohibited from using any Betur Inc. Services, services provided to or in relation to other users, and related third party services, for or in relation to certain activities ("Prohibited Uses") which contravene this Agreement or applicable laws.

Prohibited Uses include, but shall not be limited to, transactions or activities related to:

- (a)Investment Schemes: Facilitate "get rich quick" schemes such as pyramid schemes, paluwagans, ponzi schemes, network marketing, unlicensed investment vehicles, deceptive charity schemes, referral marketing programs or multi-level marketing programs;

- (b) Fraud: Provision of any false, deceptive, inaccurate or misleading information to Coins, Coins users, or other third parties for pecuniary gain or other ends;

- ✓ Illegal or Prohibited Gambling: The conduct of online gambling, lotteries, casinos and informal gambling, gaming operations, sports betting, and other games of chance and forms of speculation not authorized or licensed by a government agency duly empowered by law to license or authorize the conduct of such activities;

- (d) Unauthorized Financial Institutions and MSBs: Unlicensed money transmission, unlicensed financial services, and other unregulated financial operations. This also includes securities brokers, unlicensed investment vehicles, check cashing services, collections agencies, and bail bonds;

- (e) Drugs: Illegal narcotics, drug paraphernalia, commercial drugs and other controlled substances, and other mind or body altering substances presenting a public health risk;

- (f) Stolen Items: Stolen goods including digital and virtual goods, all goods for which seller does not have clear title;

- (g) Intellectual Property Infringement: Items that infringe or violate any intellectual property rights, including trademark, copyright, privacy or any other proprietary rights. This includes the selling or facilitating of sales of counterfeit or unauthorized goods or activities related thereto;

• (i) Bearer Shares Entities: Customers transacting with, on behalf of, or in relation to entities for which the identity of beneficial owners are not known and in which ownership stakes are freely alienable are prohibited;

• (j) Adult Services and Media: Services involving prostitution, sale of illegal pornographic materials, and forms of human trafficking;

• (k) High Risk Entities: Any individual, group, or entity deemed to pose an inordinately high risk to Coins, its customers, or other third parties may be considered unacceptably high risk and an unauthorized user;

• (l) Violence: Violent acts towards self or others, or activities or items that encourage, promote, facilitate or instruct others regarding the same;

• (m) Coercion: Extortion, blackmail, or efforts to induce unearned payment;

• (n) Weapon Sales: Unlicensed sale of firearms and certain weapons.

Any use of Betur Inc. Services for the purpose of facilitating, participating in, or acting in relation to any Prohibited Uses, as set forth above and further specified in applicable appendices to this Agreement, can lead to service disruptions, changes in services, account deactivation or reporting to law enforcement. If you believe you are using Coins services for one of the purposes below, are seeking to use Coins services for that reason, or are unsure whether your use or intended use may be a Prohibited Use, you may contact Coins Support for clarity.

5. THIRD PARTY CONTENT

5.1 Betur Inc. Services may contain links, access or connections to third party websites, applications, services or other materials (collectively "Third Party Content") that are not affiliated, owned or controlled by Betur Inc.. You accept and acknowledge the risks of accessing any Third Party Content, and that Betur Inc. has no control over and cannot monitor, verify, censor or edit any Third Party Content.

5.2 Access, links and connections provided by Betur Inc. to any Third Party Content are not an endorsement, representation, authorization, sponsorship, or affiliation with respect to the owners or providers of the Third Party Content.. You understand and agree that under no circumstances shall Betur Inc. be responsible for or liable to anyone in connection with your access and use of Third Party Content and any related transactions . You agree to direct any questions, complaints, or claims related to a Third Party Content to its owners or providers.

6. DISPUTES WITH BETUR INC.

6.1Indemnification. You agree to indemnify and hold us, our parent/s, affiliates, the officers, directors, agents, joint venturers, and employees harmless from any claim or demand (including attorneys' fees) arising out of your breach of this Agreement or your use of Betur Inc. Services.

6.2 Release of Betur Inc. If you have a dispute with one or more users, you release us (and our parent/s, affiliates, officers, directors, agents, joint ventures, employees and suppliers) from any and all claims, demands and damages (actual and consequential) of every kind and nature arising out of or in any way connected with such disputes. In addition, this release extends to claims which the creditor does not know or suspect to exist in their favor at the time of executing the release, which if not known by them must have materially affected their settlement with the debtor.

6.3 Disputes with Betur Inc. If you think we have made an error, write to us at coins.ph, or email us at help@coins.ph. In your correspondence, you must give us information sufficient to identify you, your account, and

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7. CUSTOMER CASH-IN.

7.1 We may introduce you to third party customers or Tellers" for the purpose of cashing-in funds into your Betur Inc. Account. While we try to verify each Teller, we will not assess the suitability, legality or ability of any third party cash-in providers and you expressly waive and release the company and/or its directors, officers, and employees from any and all liability, claims or damages arising from or in any way related to the third party cash-in service provider. We will not be a party to disputes or negotiations of disputes between you and such third party providers. Responsibility for the decisions you make regarding services offered via the software or service (with all its implications) rests solely with you. We will not assess the suitability, legality or ability of any such third parties and you expressly waive and release us and/or our directors, officers and employees from any and all liability, claims, causes of action, or damages arising from your use of the software or service, or in any way related to the third parties introduced to you by the software or service.

7.2 Any references in the Site, Application or Services to a Customer being verified" or connected" (or similar language) only indicate that the Customer has completed a relevant verification process, and does not represent anything else. Any such description is not an endorsement, certification or guarantee by us about any Customer, including of the Customer's identity and whether the Customer is trustworthy, safe or suitable. Instead, any such description is intended to be useful information for you to evaluate when you make your own decisions about the identity and suitability of others whom you contact or interact with via the Application and Services. We therefore recommend that you always exercise due diligence and care when deciding whether to trust a Teller or to accept a cash-in request from a Customer, or to have any other interaction with any other Customers.

8. GENERAL PROVISIONS.

8.1 Limitations of Liability. IN NO EVENT SHALL WE, OUR PARENT, AFFILIATES, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF Betur Inc. OR OUR PARENT BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH OUR WEBSITE, Betur Inc. SERVICES, OR THIS AGREEMENT (HOWEVER ARISING, INCLUDING NEGLIGENCE). Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you. OUR LIABILITY, AND THE LIABILITY OF OUR PARENT, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS, TO YOU OR ANY THIRD PARTIES IN ANY CIRCUMSTANCE IS LIMITED TO THE ACTUALAMOUNTOF DIRECT DAMAGES.

8.2 No Warranty. Betur Inc. SERVICES ARE PROVIDED AS IS" AND WITHOUT ANY REPRESENTATION OF WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. Betur Inc., OUR PARENT, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF Betur Inc. OR OUR PARENT SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. Betur Inc. does not have any control over the products or services that are paid for with Betur Inc. services and Betur Inc. cannot ensure that a buyer or a seller you are dealing with will actually complete the transaction or is authorized to do so. Betur Inc. does not guarantee continuous, uninterrupted or secure access to any part of Betur Inc. services, and operation of our site may be interfered with by numerous factors outside of our control.

8.3 Force Majeure. We shall not be liable for delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition beyond our reasonable control, including but not limited to, any delay or failure due to any act of God, act of civil or military authorities, act of terrorists, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe, pandemic, national emergency, or any other occurrence which is beyond our reasonable control and shall not affect the validity and enforceability of any remaining provisions.

8.4 Arbitration. Except for claims for injunctive or equitable relief or claims regarding intellectual property rights

incorporated by reference in this clause. The Tribunal shall consist of one or more arbitrators (if one arbitrator cannot be designated by mutual agreement of the Parties) appointed in accordance with said rules. The venue for arbitration shall be Singapore, and the language of arbitration shall be English. The arbitral award shall be final and binding on the Parties and shall be enforceable in any court having jurisdiction. The prevailing party in any action or proceeding to enforce this Agreement shall be entitled to costs and attorneys' fees.

8.5 Time Limitation on Claims. You agree that any claim you may have arising out of or related to your relationship with Betur Inc. must be filed within one year after such claim arose..

8.6 Export Controls & Sanctions. The use of Betur Inc. Services are subject to Philippines and international export controls and economic sanctions requirements. By using the Betur, Inc. Services, you represent and warrant that your use of the service will comport with those requirements. Without limiting the foregoing, you may not acquire digital currency or any of the Betur Inc. Services if: (1) you are in, under the control of, or a national or resident of Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo, UN sanctions, HM Treasury's financial sanctions regime, Office of Foreign Assets Control (OFAC) sanctioned countries, or if you are on the U.S. Treasury Department's Specially Designated Nationals List, or the U.S. Commerce Department's Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List HM Treasury's financial sanctions regime; or (2) you intend to supply the acquired digital currency or Betur Inc. Services to Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo or UN sanctions (or a national or resident of one of these countries), or to a person on the Specially Designated Nationals List, Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List, or HM Treasury's financial sanctions regime.

POLICY ON CUSTOMERS FROM THE STATE OF NEW YORK

In light of the recent New York BitLicense regulations we have regretfully decided to no longer service customers who are either residents of, or are located in the state of New York.

By signing up for an account with us or by using any of our products and services, you confirm that you are not a New York State resident or New York State legal entity, and that you will not be using our services from the State of New York.

APPENDIX 1: PROHIBITED BUSINESSES AND PROHIBITED USE

The following categories of businesses, business practices, and sale items are barred from Betur Inc. services ("Prohibited Businesses"). By opening a Betur Inc. account, you confirm that you will not use Betur Inc. Services in connection with the following businesses, activities, practices, or items:

1. Operating as an unlicensed money transmitter, money service, payment service provider, e-money, or any other financial services business which requires licensure, including but not limited to exchanges of virtual currencies, sales of money orders or traveler's checks, and escrow services

2. Counterfeit products or any product or service that infringes upon the copyright, trademark, or trade secrets of any third party

3. Stolen goods

4. Narcotics, controlled substances, prescription and pharmaceutical services, drug paraphernalia, or any substances designed to mimic illegal drugs

5. Illegal Gambling

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8. Violent acts towards self or others, or activities or items that encourage, promote, facilitate or instruct others regarding the same

9. Funding any of the items included on this Prohibited Businesses list

0. Extortion, blackmail, or efforts to induce unearned payments

1. Unlicensed sale of firearms and certain weapons

2. Engaging in deceptive marketing practices

3. Any business that violates any law, statute, ordinance or regulation

You may not use your Coins.ph Account to engage in the following categories of activity ("Prohibited Use"). By opening a Coins.ph Account operated by Betur Inc., you confirm that you will not use your Account to do any of the following:

1. Violate or assist any party in violating any law, statute, ordinance, regulation or any rule of any self-regulatory or similar organization of which you are or are required to be a member (for example, those laws, rules, or regulations governing financial services, controlled substances, or consumer protections);

2. Partake in a transaction which involves the proceeds of any unlawful activity;

3. Partake in any transaction involving online gambling except where permitted by Betur Inc.;

4. Defraud or attempt to defraud Betur Inc. or other Betur Inc. users;

5. Infringe upon Betur Inc.'s or any third party's copyright, patent, trademark, or intellectual property rights;

6. Provide false, inaccurate or misleading information;

7. Take any action that imposes an unreasonable or disproportionately large load on our infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information;

8. Interfere with another individual's or entity's access to or use of any of the Betur Inc. Services;

9. Defame, abuse, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others;

10. Publish, distribute or disseminate any unlawful material or information;

11. Transmit or upload any material to the Betur Inc. Site that contains viruses, Trojan horses, worms, or any other harmful or deleterious programs;

12. Harvest or otherwise collect information from the Betur Inc. Site about others, including without limitation email addresses, without proper consent;

13. Act as a payment intermediary or aggregator or otherwise resell any of the Betur Inc. Services, unless expressly authorized by Betur Inc. in writing;

14. Transfer any rights granted to you under this Agreement;

15. Use the Betur Inc. Account information of another party to access or use the Betur Inc. Site, except in the case

4. Otherwise attempt to gain unauthorized access to the Coins.ph Site, other Coins.ph Accounts, computer systems or networks connected to the Betur Inc. Site, through password mining or any other means;

5. Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law;

6. Take any action that Betur Inc. deems as circumventing Betur Inc. controls, including, but not limited to, opening multiple Betur Inc. Accounts or abusing promotions which Betur Inc. may offer from time to time;

Appendix 2: Play to Earn (P2E) User Terms

The following terms and conditions, in addition to the relevant provisions of the User Agreement, apply to Coins.ph Customers who opt to use the Play-to-Earn (P2E) Management tools and services offered by Coins.ph to eligible customers. By applying for, and continuing to use the P2E Management tools and services, you signify that you have read and agree to be bound by these P2E User Terms. The P2E User Terms are in addition to the main User Agreement.

1.DEFINITIONS

Play-to-Earn Game or P2E Game: A game developed by third party developers which allows its users and players to earn virtual assets within the game.

Scholarship Program: This program allows someone who holds game assets to lend these to another player who in turn earn revenue from using the assets in the P2E game, the revenue will then be split between the two parties.

Scholar: The one assigned to play the P2E game assets to earn the financial rewards.

Manager: The one managing the scholars through onboarding, training, and payout disbursement. A Manager may also be an Owner.

Owner: The one who owns the in-game assets in P2E Games and lends these out for use by Scholars. An Owner may also be a Manager.

P2E Team or Guild: A group of individuals composed of a Guild Owner, Manager/s, and Scholar/s.

P2E Services: The set of tools and services offered by Coins.ph to eligible users in order to help manage batch payouts for P2E Game earnings. For clarity, transactions made using the P2E Services are treated similarly as other transactions and are bound by the main User Agreement in addition to these P2E User Terms.

P2E Service User: An accredited Owner, Manager, or Scholar who avails of the P2E Services.

2.ELIGIBILITY

Only Coins.ph Customers who apply for and are accredited as an Owner, Manager, or Scholar may be eligible to use the P2E Services.

In order to be accredited as a Owner and/or Manager, a Coins.ph Customer must at least be Level 3 verified (address verification), and must go through the Know-Your-Manager ("KYM") process as determined by Coins.ph.

In order to be accredited as a Scholar, a Coins.ph Customer must be nominated and registered by an accredited

The cash in and cash out limits of Owners, Managers, and Scholars will follow their verification levels.

Coins.ph reserves the right to reject applications to be an accredited Owner, Manager, or Scholar if the necessary verification and accreditation processes are not completed. Any such rejection will not affect their status as Coins.ph Customers, unless such rejection is a result of a violation of the main User Agreement.

3.WARRANTIES OF P2E SERVICE USERS

3.1. The P2E Services are an additional service offered by Coins.ph to accredited P2E Owners or Managers who have gone through and completed the respective verification processes. You agree that any and all information which you provide to Betur, Inc. for these verification processes are true and correct based on your personal knowledge and/or authentic documents. You further agree to authorize Betur, Inc., directly or through third parties, to make any inquiries we consider necessary to validate your identity and other information which you provide as part of the verification processes. As a Owner or Manager, you also agree that you have acquired the necessary express consent of your Scholars before you provide Coins.ph with any of their personal information.

3.2. You agree that membership in any P2E Guild or Team is not within the purview and control of Coins.ph. You therefore agree to hold Coins.ph free and harmless from any issues or disputes arising from membership in a particular P2E Guild or Team.

3.3. You agree that any agreements between and among the Owner, Manager, and Scholars, including the specific terms of a P2E Guild or Team's Scholarship Program, are exclusively between and among the said parties. You agree to keep Coins.ph free and harmless from any such breach of these agreements which is not a party thereto.

3.4. You agree that earnings in P2E Games are based on several factors which include, among others, your personal skill and expertise, and the natural price volatility of virtual assets. You agree that Betur, Inc. will not have any effect on your earnings and will hold Betur, Inc, its parent, officers, employees, and affiliates, free and harmless from any liability with respect to potential losses of revenue which are brought about by playing P2E Games.

4.P2E PAYOUTS

4.1. Betur, Inc. only provides the platform to help facilitate batch payouts to Scholars. Such batch payouts are made upon the instructions of Owners and/or Managers.

4.2. Owners and/or Managers shall be solely responsible for the amounts, frequency, and dates of batch payouts to Scholars. Owners and/or Managers shall be responsible for providing the correct information to effect batch payouts to Scholars. Betur, Inc. shall not be responsible for errors in payouts which are caused by errors in the information provided by Guild Owners and/or Managers.

4.3. Any transaction or payout using the P2E Services shall be bound by the main User Agreement. Betur, Inc. reserves the right to refuse to process, cancel, or reverse any transaction which does not comply with the main User Agreement.

5.MISCELLANEOUS TERMS

5.1. Betur, Inc. reserves the right to modify, amend, delete, or replace any of the terms of these P2E User Terms. Any such modification, amendment, deletion, or replacement, shall be effective as to you upon publication through the official Coins.ph website.

5.2. The P2E shall not be used for any of the Prohibited Uses and Prohibited Businesses as defined in the Main Agreement.

FINAL PROVISIONS

Language. The User Agreement is enforced in both Tagalog and English, which have equal legal force. In the event of any conflict between the provisions of the User Agreement prepared in different languages, the respective provision in English shall prevail.

Coins Pro User Agreement

This User Agreement ("Agreement") is a contract between you and Coins Pro and applies to your use of Coins Pro Services. By using and continuing to use the Coins Pro Services, you, agree with and accept all of the terms and conditions contained in this Agreement.

1. GENERAL.

By signing up to use the Coins Pro account through the Site pro.coins.asia" website, the Coins Pro API, and/or any associated websites or mobile applications (collectively the Coins exchange site"), you agree to comply with and be legally bound by this Agreement, as revised from time to time.

1.1 We may amend or modify this Agreement at any time and without prior notice, and the revised Agreement shall be effective from the time it is posted on the Coins Pro site or such other date as may be indicated by us.

We may (a) modify or discontinue any portion of the Coins Pro Services, and/or (b) suspend or terminate your access to the Coins Pro Services, at anytime, and from time to time, without notice to you pursuant to the terms of this Agreement. You agree and confirm that we shall not be liable to you or any third party for any modification, suspension, or termination of the Coins Pro Services, or suspension or termination of your access to the Coins Pro Services, except to the extent otherwise expressly set forth herein or under separate written agreement with us.

1.2 As used in this Terms of Use, Coins Pro" refers to the exchange operated by the company Betur Inc, including, without limitation, its owners, directors, investors, employees or other related parties. Depending upon the context, Coins Pro" may also refer to the services, products, website, content or other materials (collectively "Coins Pro Services") provided by Coins Pro

Betur, Inc., dba Coins.ph is duly registered with the Bangko Sentral ng Pilipinas (BSP) as a Remittance & Transfer Company (RTC) with Money Changing (MC)/ Foreign Exchange Dealing (FXD) & Virtual Currency Exchange (VC) service, and all such activity are subject to the rules and regulations of the Bangko Sentral ng Pilipinas and the Anti-Money Laundering Act (AMLA), as amended.

1.3 Order Book Exchange. Coins Pro offers an order book for various Digital Currency and Fiat Currency trading pairs (each an 'Order Book'). Refer to your Coins Pro account to determine which Order Books are available to you, as they might change from time to time. The Service operated by Coins Pro allows buyers ("Buyers") and sellers ("Sellers") to buy and sell Digital Currencies.

1.4 Access to the Service. Depending on your country of residence, you may not be able to use all the functions of the Site. It is your responsibility to follow those rules and laws in your country of residence and/or country from which you access this Site and Services. As long as you agree to and comply with these Terms of Use, Coins Pro grants you the personal, non-exclusive, non-transferable, non-sublicensable and limited right to enter and use

• A dedicated Hosted Digital Currency Wallet for each Digital Currency offered on the Coins Pro • A dedicated Fiat Currency Wallet. • Associated usertools, accessible at FURL] and through API

1.6 Risks. Please note the following risks of using the Coins Pro Services:

• Digital currency purchased using a bank account or credit card may be reversed at a later time, for example, if such a payment is subject to a chargeback, reversal, claim or is otherwise invalidated.

• A digital currency transaction may be unconfirmed for a period of time (usually less than one hour, but up to one day) and never complete if it is in a pending state.

• Holding and trading digital currency is a high risk. The price or value of digital currency can change rapidly, decrease, and potentially even fall to zero, and could cause large losses. Please consider carefully before purchasing or holding any digital assets, taking into consideration your financial circumstances.

• Unlike other commodities or currencies, Cryptocurrencies have inherent and unique risks. They are backed by technology and trust. There is no central bank that can issue more currency or take corrective measures to protect the value of Cryptocurrencies at any given moment.

• Legal Risk: The legal status of certain Digital Currencies maybe uncertain. This can mean that the legality of holding or trading them is not always clear. Whether and how one or more Digital Tokens constitute property, or assets, or rights of any kind may also seem unclear. Participants are responsible for knowing and understanding how Digital Tokens will be addressed, regulated, and taxed under applicable law.

2. OUR RELATIONSHIP WITH YOU.

2.1 Coins Pro helps you trade Digital Assets. It also provides a digital currency wallet service where you can store your digital currency. Coins Pro also allows users to buy and sell digital currency.

Coins Pro is an independent contractor for all purposes. Coins Pro does not have control of, or liability for, the products or services that are paid for with Coins Pro Services. We do not guarantee the identity of any user or other party or ensure that a Buyer will complete a transaction. Coins Pro assists its users in digital currency transactions. Coins Pro and/or its affiliates may be a buyer or a seller in the trades.

2.2 Your Privacy. Protecting your privacy is very important to the Coins Pro. Please review our Privacy Policy in order to better understand our commitment to maintaining your privacy, as well as our use and disclosure of your information.

2.3 Privacy of Others; Marketing. If you receive information about another user through the Coins Pro Services, you must keep the information confidential and only use it in connection with Coins Pro Services. You may not disclose or distribute a user's information to a third party or use the information for marketing purposes unless you receive the user's express consent to do so. You may not send unsolicited email to a user through the Coins Pro.

2.4 Intellectual Property. Coins Pro" and all logos related to the Coins Pro Services and/or Coins Pro Services are either trademarks, or registered marks of us or our licensors ("Trademarks and Materials"). The Trademarks and Materials should not be copied, reproduced, modified, republished, uploaded, posted, transmitted, scraped, collected or distributed in any form or by any means, whether manual or automated. The use of any such Materials on any other Site or networked computer environment for any other purpose is strictly prohibited; any such unauthorized use may violate copyright, trademark and other applicable laws and could result in criminal or civil penalties. All intellectual property rights, title, and interest in and to any of the Coins Pro Services, or any improvements, enhancements or modifications thereof, or other technology developed in connection therewith,

maintaining adequate security and control of any and all IDs, passwords, personal identification numbers PINs), or any other codes that you use to access Betur, Inc. Services. You are responsible for keeping your email address and mobile number up to date in your Account Profile. You are likewise solely responsible for keeping your Coins.ph Account and password, and be responsible for all the transactions under your Account. Coins.ph assumes no liability for any loss or consequences caused by authorized or unauthorized use of your account credentials, including but not limited to information disclosure, information release, consent or submission of various rules and agreements by clicking on the website, online agreement renewal, use of a third party to manage your API key/security, management of your API key/security, etc.

2.6 Notices to You. You agree that Coins Pro may provide you communications about your Account and Coins Pro services electronically.

2.7 Notices to Coins Pro. We prefer receiving notices electronically through our support system at Coins Pro.support@coins.ph. Paper notifications can also be sent. See our contact page for our mailing address.

2.8 All product and company names are trademarksTM or registered® trademarks of their respective holders. Use of them does not imply any affiliation with or endorsement by them.

3. ACCOUNTS.

3.1 Eligibility. To be eligible to use the Coins Pro services, you must be at least 18 years old.

3.2 Identity Authentication. If you wish to buy or sell digital currency through the exchange provided by the Coins Pro, you authorize Coins Pro, directly or through third parties, to make any inquiries we consider necessary to validate your identity. you agree to provide Bitstamp with current, accurate and complete information about yourself, as prompted by the registration process, and to keep such information updated.

3.3 Multiple Accounts. Coins Pro Accounts are personal and non-transferable. By using Coins Pro Services, you agree that you will not create more than one Account unless expressly permitted by Betur, and that we may, without notice, close or suspend any or all of the Accounts of a Customer who has, or whom we reasonably suspect has, opened multiple Accounts.

3.4 By using a Coins Pro Account you agree and represent that you will use Coins Pro only for yourself as Account owner, and not on behalf of any third party, unless you have obtained prior approval from Coins Pro. You may not sell, lease, furnish or otherwise permit or provide access to your Coins Pro Account to any other entity or to any individual that is not your employee or agent, if you maintain a business account. In such cases, you accept full responsibility for your employees' or agents' use of Coins Pro, whether such use is directly through Coins Pro website or by other means, such as those facilitated through API keys, and/or applications which you may authorize. You understand and agree that you are responsible for any and all orders, trades, and other instructions entered into Coins Pro including identifiers, permissions, passwords, and security codes associated with your Coins Pro Account.

3.5 Third Party Applications. If you grant express permission to a third party to connect to your Coins Pro account, either through the third party's product or through Coins Pro, you acknowledge that granting permission to a third party to take specific actions on your behalf does not relieve you of any of your responsibilities under this Agreement. Further, you acknowledge and agree that you will not hold Coins Pro responsible for, and will indemnify Coins Pro from, any liability arising from the actions or inactions of this third party in connection with the permissions you grant. You may change or remove these permissions at any time from the Account Settings (API) page.

3.6 Taxes. It is your responsibility to determine what, if any, taxes apply to the payments you make or receive, and it is your responsibility to collect, report and remit the correct tax to the appropriate tax authority. Coins Pro is not responsible for determining whether taxes apply to your transaction, or for collecting, reporting or remitting any

on any funds or currency you use to purchase or trade for any other currency, and such currency is not insured by the company or any government agency.

3.8 Limitations. Coins Pro may delay an order if customer has not provided personal identifying information, if it reasonably suspects that customer is in violation of the User Agreement, or if further personal identifying information is necessary to establish the identity of the customer ("KYC"). Until completion of such verification procedures, customers may experience delayed processing of digital currency Transactions or Conversion Service transactions. Coins Pro will designate any such delayed transaction as pending," and funds will not be available until the pending transaction is completed. Coins Pro reserves the right to refuse to process, cancel, or to reverse any customer transaction (i) as required by law, (ii) in response to a facially valid subpoena, court order, or other government order, or (iii) if reasonably suspects that the transaction is erroneous, or is in violation of the Coins Pro User Agreement. You are also responsible for maintaining the confidentiality of your Account information, including your password, safeguarding your own Cryptocurrencies, and all activity including Transactions that are posted to your Account. If there is suspicious activity related to your Account, we may, but are not obligated to, request additional information from you, including authenticating documents, and to freeze any transactions pending our review. You are obligated to comply with these security requests or accept termination of your Account. You are required to notify Coins Pro immediately of any unauthorised use of your Account or password, or any other breach of security, by email to Coins Pro.support@coins.ph. Any user who violates these rules may be terminated, and thereafter held liable for losses incurred by Coins Pro or any user of the Site.

3.9 Minimum allowable trade is 50 PHP in value.

3.10 Deposits. You may fund your Coins Pro Account by depositing Digital Currency and/or Fiat Currency from your Coins.ph Account, Bank Account or an external Digital Currency address into your Coins Pro Account, as they might be available from time to time. Funds in your Coins Pro Account can be used only to trade on the Coins Pro. If you are funding from your Coins.ph account, you hereby authorise Coins Pro to initiate debits from your Coins.ph wallet in settlement of such transactions. Coins.ph is not a depository institution and your Coins.ph Account and/or Coins Pro Account is not a depository account. The use and concept of deposit" in this Agreement and as applied to your act of transferring, receiving, holding of Digital Assets and/or Fiat Currency for credit to your Coins.ph Account, Bank Account or an external Digital Currency address into your Coins Pro Account does not give rise to a deposit under the Civil Code of the Philippines, or related laws and jurisprudence.

3.11 Withdrawals. You may withdraw Digital Currency from your Coins Pro Account by transferring to your Coins.ph wallet or to an external Digital Currency address. You may withdraw Fiat Currency from your Coins Pro Account to fiat Coins.ph wallet.

Note that all deposits to and withdrawals from your Coins Pro Account may be subject to limits, as they may be advertised in your Coins Pro account and/or Coins.ph wallets.

3.12 Fees. Coins Pro may also charge a fee on certain deposit or withdrawal methods. All such fees will be clearly advertised in your Coins Pro Account. For any Trading Fees, by placing an order on Coins Pro, you agree to pay all applicable fees and you authorize Coins Pro to automatically deduct fees directly from your Coins Pro Account.

Inactive Accounts. Coins.ph may charge inactive maintenance fees of Php15.00/month to Coins.ph Wallets that have not been used for any monetary transaction at least twelve (12) months from date of the last transaction. The inactive maintenance fee shall be automatically debited from the User's Coins.ph Wallet. For the avoidance of doubt, the Coins.ph Wallet is considered inactive if it has no monetary activity for at least twelve (12) months from the date of the last transaction;

3.13 Coins Pro reserves the right to refuse to process, or to cancel or reverse, any transactions, including purchases or sales of digital currency in its sole discretion, even after funds have been debited from your account(s), if Coins Pro suspects the transaction involves (or has a high risk of involvement in) money laundering, terrorist financing, fraud, or any other type of financial crime; in response to a subpoena, court order, or other

price or on the same terms as the cancelled transaction.

3.15 Suspension and Cancellation. We may suspend your Coins Pro Account or your access to any one for more Order Books in accordance with the User Agreement Account suspension and termination provisions. Suspension or termination of your Coins Pro Account shall not affect the payment of fees or other amounts you owe to Coins Pro and/or Coins.ph. In the event that your Coins.ph is suspended or terminated, we will immediately cancel all open orders associated with your Coins Pro Account, block all withdrawals and bar the placing of further orders until resolution or Account cancellation.

3.16 No Warranty. We do not represent that Coins Pro and/or the Coins Pro Services, will be available without interruption. Although we will strive to provide you with continuous operations, we do not guarantee continuous access or that there will be no delays, failures, errors, omissions or loss of transmitted information, nor do we guarantee that any order will be executed, accepted, recorded, or remain open. Coins Pro reserves the right to cancel any open trades and/or suspend Coins Pro activity in accordance with the below Trading Rules.

3.17. No Investment Advice or Brokerage. For the avoidance of doubt, Coins Pro does not provide investment, tax, or legal advice, nor does Coins Pro broker trades on your behalf. All Coins Pro trades are executed automatically, based on the parameters of your order instructions and in accordance with posted Trade execution procedures, and you are solely responsible for determining whether any investment, investment strategy or related transaction is appropriate for you based on your personal investment objectives, financial circumstances and risk tolerance. You should consult your legal or tax professional regarding your specific situation.

3.18 Outstanding amounts. In the event that there are outstanding amounts owed to Coins Pro and/or Coins.ph hereunder, Coins Pro reserves the right to debit your Coins Pro Account accordingly and/or to withhold amounts from funds you may transfer from your Coins Pro Account to your Coins.ph Account.

4. RESTRICTED ACTIVITIES

4.1 Restricted Activities. You shall not: • Violate any law, statute, ordinance, or regulation (for example, those governing financial Services, controlled substances, or consumer protections);

• Intentionally try to defraud us or other Coins Pro users;

• Infringe our or any third party's copyright, patent, trademark, or intellectual property rights;

• Provide false, inaccurate or misleading information;

• Take any action that imposes an unreasonable or disproportionately large load on our infrastructure; or

• Interfere with, intercept, or expropriate any of our system, data, or information.

5. DISPUTES WITH COINS PRO.

5.1 Indemnification. You agree to indemnify and hold Coins Pro, its parent, affiliates, the officers, directors, agents, joint venturers, and employees harmless from any claim or demand (including attorneys' fees) arising out of your breach of this Agreement or your use of Coins Pro Services.

5.2 Release of Coins Pro. If you have a dispute with one or more users, you release Coins Pro (and our parent, affiliates, officers, directors, agents, joint ventures, employees and suppliers) from any and all claims, demands and damages (actual and consequential) of every kind and nature arising out of or in any way connected with such disputes. In addition, this release extends to claims which the creditor does not know or suspect to exist in

coins.ph Get Started

5.3 Disputes with Coins Pro. If you think we have made an error, write to us at coins.ph, or email us at help@coins.ph. In your correspondence, you must give us information sufficient to identify you, your account, and the transaction on which you believe an error occurred. You must contact us within 30 days after the transaction occurred.

6. CUSTOMER CASH IN.

6.1 Coins Pro may introduce you to third party customers or Tellers" for the purpose of cashing-in funds into your Coins Pro account. While we try to verify each Teller, we will not assess the suitability, legality or ability of any third party cash-in providers and you expressly waive and release the company and/or its directors, officers, and employees from any and all liability, claims or damages arising from or in any way related to the third party cash-in service provider. The company will not be a party to disputes, negotiations of disputes between you and such third party providers. Responsibility for the decisions you make regarding services offered via the software or service (with all its implications) rests solely with you. We will not assess the suitability, legality or ability of any such third parties and you expressly waive and release the company and/or its directors, officers and employees from any and all liability, claims, causes of action, or damages arising from your use of the software or service, or in any way related to the third parties introduced to you by the software or service.

6.2 Any references in the Site, Application or Services to a Customer being verified" or connected" (or similar language) only indicate that the Customerhas completed a relevant verification process, and does not represent anything else. Any such description is not an endorsement, certification or guarantee by Coins Pro about any Customer, including of the Customer's identity and whether the Customer is trustworthy, safe or suitable. Instead, any such description is intended to be useful information for you to evaluate when you make your own decisions about the identity and suitability of others whom you contact or interact with via the Application and Services. We therefore recommend that you always exercise due diligence and care when deciding whether to trust a Teller or to accept a cash-in request from a Customer, or to have any other interaction with any other Customers.

7. GENERAL PROVISIONS.

7.1 Limitations of Liability. IN NO EVENT SHALL WE, OUR PARENT, AFFILIATES, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF Coins Pro OR OUR PARENT BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH OUR WEBSITE, Coins Pro SERVICES, OR THIS AGREEMENT (HOWEVER ARISING, INCLUDING NEGLIGENCE). Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you. OUR LIABILITY, AND THE LIABILITY OF OUR PARENT, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS, TO YOU OR ANY THIRD PARTIES IN ANY CIRCUMSTANCE IS LIMITED TO THE ACTUALAMOUNTOF DIRECT DAMAGES.

7.2 No Warranty. Coins Pro SERVICES ARE PROVIDED AS IS" AND WITHOUT ANY REPRESENTATION OF WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. Coins Pro, OUR PARENT, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF Coins Pro OR OUR PARENT SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. Coins Pro does not have any control over the products or services that are paid for with Coins Pro services and Coins Pro cannot ensure that a buyer or a seller you are dealing with will actually complete the transaction or is authorized to do so. Coins Pro does not guarantee continuous, uninterrupted or secure access to any part of Coins Pro services, and operation of our site may be interfered with by numerous factors outside of our control. \

7.3 Force Majeure. We shall not be liable for delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition beyond our reasonable control, including but not limited to, any delay or failure due to any act of God, act of civil or military authorities, act of terrorists, civil disturbance, war,

coins.ph

remaining provisions.

7.4 Arbitration. Except for claims for injunctive or equitable relief or claims regarding intellectual property rights (which may be brought in any competent court without the posting of a bond), any dispute arising under this Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Center ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one or more arbitrators (if one arbitrator cannot be designated by mutual agreement of the Parties) appointed in accordance with said rules. The venue for arbitration shall be Singapore, and the language of arbitration shall be English. The arbitral award shall be final and binding on the Parties and shall be enforceable in any court having jurisdiction. The prevailing party in any action or proceeding to enforce this Agreement shall be entitled to costs and attorneys' fees.

7.5 Time Limitation on Claims. You agree that any claim you may have arising out of or related to your relationship with Coins Pro must be filed within one year after such claim arose.

7.6. Export Controls & Sanctions. The use of Coins Pro Services is subject to Philippines and international export controls and economic sanctions requirements. By using the Coins Pro Services, you represent and warrant that your use of the service comports with those requirements. Without limiting the foregoing, you may not use any of the Coins Pro Services through the Coins Pro site if: (1) you are in, under the control of, or a national or resident of Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo, UN sanctions, HM Treasury's financial sanctions regime, Office of Foreign Assets Control (OFAC) sanctioned countries, or if you are on the U.S. Treasury Department's Specially Designated Nationals List or the U.S. Commerce Department's Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List HM Treasury's financial sanctions regime; or (2) you intend to supply the acquired digital currency or Coins Pro Services to Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo or UN sanctions (or a national or resident of one of these countries), orto a person on the Specially Designated Nationals List, Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List, or HM Treasury's financial sanctions regime.

ACCEPTABLE USE

Users are independently responsible for complying with all applicable laws in all activities related to their use of Coins Pro Services, regardless of the purpose of the use, and for all communications and content originating from the users. We have the right but not the obligation to monitor and remove communications content that we find in our sole discretion to be objectionable in any way.

You are prohibited from using any Coins Pro Services, services provided to or in relation to other users, and related third party services, for or in relation to certain activities ("Prohibited Uses") which contravene this Agreement or applicable laws.

Prohibited Uses include, but shall not be limited to, transactions or activities related to:

(a) Investment Schemes: Facilitate get rich quick" schemes such as pyramid schemes, paluwagans, ponzi schemes, network marketing, unlicensed investment vehicles, deceptive charity schemes, referral marketing programs or multi-level marketing programs;

(b) Fraud: Provisionofanyfalse, deceptive, inaccurateormisleading informationtoCoins, Coinsusers, orother third parties for pecuniary gain or other ends;

© Illegal or Prohibited Gambling: The conduct of Online gambling, lotteries, casinos and informal gambling, gaming operations, sports betting, and other games of chance and forms of speculation not authorized or licensed by a government agency duly empowered by law to license or authorize the conduct of such activities;

(d) Unauthorized Financial Institutions and MSBs: Unlicensed money transmission, unlicensed financial services,

(e)Drugs: Illegal narcotics, drug paraphernalia, commercial drugs and other controlled substances, and other mind or body altering substances presenting a public health risk;

(f)Stolen Items: Stolen goods including digital and virtual goods, all goods for which seller does not have clear title;

(g) Intellectual Property Infringement: Items that infringe or violate any intellectual property rights, including trademark, copyright, privacy or any other proprietary rights. This includes the selling or facilitating of sales of counterfeit or unauthorized goods or activities related thereto;

(h) Shell Companies: Entities that appear to have no genuine business purpose or are otherwise designed to operate for a purpose other than that which they purport to operate under are prohibited;

(i) Bearer Shares Entities: Customers transacting with, on behalf of, or in relation to entities for which the identity of beneficial owners are not known and in which ownership stakes are freely alienable are prohibited;

(j) Adult Services and Media: Services involving prostitution, sale of illegal pornographic materials, and forms of human trafficking;

(k) High Risk Entities: Any individual, group, or entity deemed to pose an inordinately high risk to Coins, its customers, or other third parties may be considered unacceptably high risk and an unauthorized user;

(l) Violence: Violent acts towards self or others, or activities or items that encourage, promote, facilitate or instruct others regarding the same;

(m) Coercion: Extortion, blackmail, or efforts to induce unearned payment;

(n) Weapon Sales: Unlicensed sale of firearms and certain weapons.

Any use of Coins Pro Services for the purpose of facilitating, participating in, or acting in relation to any Prohibited Uses, as set forth above and further specified in applicable appendices to this Agreement, can lead to service disruptions, changes in services, account deactivation or reporting to law enforcement. If you believe you are using Coins services for one of the purposes below, are seeking to use Coins services for that reason, or are unsure whether your use or intended use may be a Prohibited Use, you may contact Coins Support for clarity.

POLICY ON CUSTOMERS FROM THE STATE OF NEW YORK

In light of the recent New York “BitLicense” regulations we have regretfully decided to no longer service customers who are either residents of, or are located in the state of New York.

By signing up for an account with us or by using any of our products and services, you confirm that you are not a New York State resident or New York State legal entity, and that you will not be using our services from the State of New York.

APPENDIX 1: PROHIBITED BUSINESSES AND PROHIBITED USE

The following categories of businesses, business practices, and sale items are barred from Coins Pro services (“Prohibited Businesses”). By opening a Coins Pro account, you confirm that you will not use Coins Pro services in connection with the following businesses, activities, practices, or items:

1. Operating as an unlicensed money transmitter, money service, payment service provider, e-money, or any other

2. Counterfeit products or any product or service that infringes upon the copyright, trademark, or trade secrets of any third party

3. Stolen goods

4. Narcotics, controlled substances, prescription and pharmaceutical services, drug paraphernalia, or any substances designed to mimic illegal drugs

5. Illegal Gambling

6. Sports forecasting or odds making

7. Prostitution or illegal escort services

8. Violent acts towards self or others, or activities or items that encourage, promote, facilitate or

9. Instruct others regarding the same

10. Funding any of the items included on this Prohibited Businesses list

11. Extortion, blackmail, or efforts to induce unearned payments

12. Unlicensed sale of firearms and certain weapons

13. Engaging in deceptive marketing practices

14. Any business that violates any law, statute, ordinance or regulation

You may not use your Coins.ph Account to engage in the following categories of activity ("Prohibited Use"). By opening a Coins.ph Account operated by Coins Pro, you confirm that you will not use your Account to do any of the following:

1. Violate or assist any party in violating any law, statute, ordinance, regulation or any rule of any self-regulatory or similar organization of which you are or are required to be a member (for example, those laws, rules, or regulations governing financial services, controlled substances, or consumer protections);

2. Partake in a transaction which involves the proceeds of any unlawful activity;

3. Partake in any transaction involving online gambling except where permitted by Coins Pro;

4. Defraud or attempt to defraud Coins Pro or other Coins Pro users;

5. Infringe upon Coins Pro's or any third party's copyright, patent, trademark, or intellectual property rights;

6. Provide false, inaccurate or misleading information;

7. Take any action that imposes an unreasonable or disproportionately large load on our infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information;

8. Interfere with another individual's or entity's access to or use of any of the Coins Pro Services;

9. Defame, abuse, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others;

harmful or deleterious programs;

12.Harvest or otherwise collect information from the Coins Pro Site about others, including without limitation email addresses, without proper consent;

13.Act as a payment intermediary or aggregator or otherwise resell any of the Coins Pro Services, unless expressly authorized by Coins Pro in writing;

14.Transfer any rights granted to you under this Agreement;

15.Use the Coins Pro Account information of another party to access or use the Coins Pro Site, except in the case of specific Merchants and/or applications which are specifically authorized by a user to access such user's Coins Pro Account and information;

16.Otherwise attempt to gain unauthorized access to the Coins.ph Site, other Coins.ph Accounts, computer systems or networks connected to the Coins Pro Site, through password mining or any other means;

17.Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law;

18.Take any action that Coins Pro deems as circumventing Coins Pro controls, including, but not limited to, opening multiple Coins Pro Accounts or abusing promotions which Coins Pro may offer from time to time;

DCPay Philippines Inc User Agreement

When using the Virtual Currency wallet, bill payments, mobile airtime top-ups, any cash in and/or cash out services, via the Coins.ph App and/or Web Portal, you are bound by the "Betur Inc. User Agreement". When using the Coins.ph Philippine Peso Wallet, provided by DCPay Philippines Inc, and available under the Coins.ph App and/or Web Portal, you are bound by the "DCPAY User Agreement".

GENERAL

By signing up to use the Coins PHP Wallet, held by DCPAY Philippines Inc. through the Coins.ph App and Web Portal (collectively the "DCPAY Services"), you agree to comply with and be legally bound by this Agreement, as revised from time to time. If you do not agree to any of the terms set forth in this Agreement, or any subsequent modification to the Agreement, you may not access or use any of the DCPAY Services.

We may amend or modify this Agreement by posting on the Coins.ph site or emailing to you the revised Agreement, and the revised Agreement shall be effective at such time. We may (a) modify or discontinue any portion of the DCPAY Services, and (b) suspend or terminate your access to the DCPAY Services, at any time, and from time to time, without notice to you. You agree that we shall not be liable to you or any third party for any modification or termination of the DCPAY Services, or suspension or termination of your access to the DCPAY Services, except to the extent otherwise expressly set forth herein.

1. OUR RELATIONSHIP WITH YOU.

1.1 DCPAY helps you make payments to and accept payments from third parties. DCPAY also provides a mobile wallet service where you can store your e-money. DCPAY is an independent contractor for all purposes. DCPAY

1.2 Your Privacy. Protecting your privacy is very important to DCPAY. Please review our Privacy Policy in order to better understand our commitment to maintaining your privacy, as well as our use and disclosure of your information.

1.3 Privacy of Others; Marketing. If you receive information about another user through DCPAY Services, you must keep the information confidential and only use it in connection with DCPAY Services. You may not disclose or distribute a user's information to a third party or use the information for marketing purposes unless you receive the user's express consent to do so. You may not send unsolicited email to a Coins.ph customer through DCPAY.

1.4 Intellectual Property. DCPAY" and all logos related to DCPAY Services are either trademarks, or registered marks of DCPAYor its licensors.

1.5 Account and Password Security and Keeping Your Email and Address Current. You are responsible for maintaining adequate security and control of any and all IDs, passwords, personal identification numbers (PINs), or any other codes that you use to access Betur, Inc. Services. You are responsible for keeping your email address and mobile number up to date in your Account Profile. You are likewise solely responsible for keeping your Coins.ph Account and password safe, and be responsible for all the transactions under your Account. Coins.ph assumes no liability for any loss or consequences caused by authorized or unauthorized use of your account credentials, including but not limited to information disclosure, information release, consent or submission of various rules and agreements by clicking on the website, online agreement renewal, use of a third party to manage your API key/security, management of your API key/security, etc.

1.6 Notices to You. You agree that DCPAY may provide you with communications about your Account and DCPAY services electronically.

1.7 Notices to DCPAY. We prefer receiving notices to DCPAYelectronically through our support system at help@coins.ph. Paper notifications can also be sent to DCPAY PHILIPPINES INC. See our contact page for our mailing address.

2. ACCOUNTS.

2.1 The Coins PHP Wallet is a reloadable cash account. It is an E-MONEY instrument that stores Coins PHP and is issued by DCPAY. It is not a depository account and therefore, it is neither covered by the Philippine Deposit Insurance Corporation (PDIC) nor earns any interest. However, it is subjected to the rules and regulations of the Bangko Sentral ng Pilipinas (BSP) and the Anti-Money Laundering Act (AMLA). Functionalities include, but are not limited to, transfer of funds, payments of goods and services, purchase of load, and balance inquiry.

2.2 Eligibility. To be eligible to use DCPAYservices, you must be at least 18 years old. For minors, you shall provide a consent form duly completed by your parent/legal guardian along with your and their identification documents. Verified minors will have a daily cash in and out limits of PHP 25,000, monthly cash in and out limits of PHP 50,000, and annual cash in and out limits of PHP 100,000.

2.3 Identity Authentication. If you wish to cash in or cash out through DCPAY, you authorize DCPAY, directly or through third parties, to make any inquiries we consider necessary to validate your identity.

2.4 Third Party Applications. If you grant express permission to a third party to connect to your DCPAY account, either through the third party's product or through DCPAY, you acknowledge that granting permission to a third party to take specific actions on your behalf does not relieve you of any of your responsibilities under this Agreement. Further, you acknowledge and agree that you will not hold DCPAY responsible for, and will indemnify DCPAYfrom, any liability arising from the actions or inactions of this third party in connection with the permissions you grant. You may change or remove these permissions at any time from the Account Settings (API) page.

taxes arising from any transaction.

2.6 Limitations. DCPAY may delay an order if a customer has not provided personal identifying information, if it reasonably suspects that a customer is in violation of the User Agreement, or if further personal identifying information is necessary to establish the identity of the customer ("KYC"). Until completion of such verification procedures, customers may experience delayed processing of Transactions. DCPAYwill designate any such delayed transaction as pending," and funds will not be available until the pending transaction is completed. DCPAY reserves the right to refuse to process, cancel, or to reverse any customer transaction (i) as required by law, (ii) in response to a facially valid subpoena, court order, or other government order, or (iii) if DCPAY reasonably suspects that the transaction is erroneous, or is in violation of the DCPAY User Agreement.

2.7 Unsolicited Deposits. Unsolicited deposits into our bank account are subject to a processing fee of up to Php 4,000.00 per incident. DCPAY reserves the right at its own discretion to either process or reject such deposits and associated orders. Any reversal of funds will require adequate (as determined by DCPAY) proof of payment, identification of payer, and proof of ownership of the originating account (where applicable).

Examples of unsolicited deposits include but are not limited to: making a deposit without a corresponding order; check, wire, or other non-cash deposits; depositing an amount that substantially exceeds the order amount; placing an order after a deposit has been made; any type of deposit resulting in circumvention of account limits.

2.9 Wrong or Partial Beneficiary Details. A processing fee of up to Php 200.00 per failed attempt may be assessed at DCPAY's discretion for orders which we are unable to complete due to wrong or partial beneficiary information.

2.10 Inactive Accounts. Coins.ph may charge inactive maintenance fees of Php15.00/month to Coins.ph Wallets that have not been used for any monetary transaction at least twelve (12) months from date of the last transaction.

The inactive maintenance fee shall be automatically debited from the User's Coins.ph Wallet. For the avoidance of doubt, the Coins.ph Wallet is considered inactive if it has no monetary activity for at least twelve (12) months from the date of the last transaction;

3. RESTRICTED ACTIVITIES.

3.1 Restricted Activities. In connection with your use of DCPAY Services, other users, and third parties you will not:

- Violate any law, statute, ordinance, or regulation (for example, those governing financial Services, controlled substances, or consumer protections);
- Intentionally try to defraud DCPAY or other DCPAY users;
- Infringe DCPAY's or any third party's copyright, patent, trademark, or intellectual property rights;
- Provide false, inaccurate or misleading information;
- Take any action that imposes an unreasonable or disproportionately large load on our infrastructure; or
- Detrimentally interfere with, intercept, or expropriate any system, data, or information.

4. DISPUTES WITH DCPAY.

4.1 Indemnification. You agree to indemnify and hold DCPAY, its parent, the officers, directors, agents, joint venturers, and employees harmless from any claim or demand (including attorneys' fees) arising out of your breach of this Agreement or your use of DCPAY Services.

4.2 Release of DCPAY. If you have a dispute with one or more users, you release DCPAY (and our parent, officers,

time of executing the release, which if not known by him must have materially affected his settlement with the debtor.

4.3 Disputes with DCPAY. If you think we have made an error, write to us at DCPAY PHILIPPINES, INC. or email us at dcpay@coins.ph. In your correspondence, you must give us information sufficient to identify you, your account, and the transaction on which you believe an error occurred. You must contact us within 30 days after the transaction occurred. Within 90 days of receiving your request, we must either correct the error or explain to you why we believe the transaction was correct.

5. CUSTOMER CASH-IN.

5.1 DCPAY may introduce you to third party customers or Tellers" for the purpose of depositing funds into your DCPAYaccount. While we try to verify each Teller, we will not assess the suitability, legality or ability of any third party deposit providers and you expressly waive and release the company and/or its directors, officers and employees from any and all liability, claims or damages arising from or in any way related to the third party deposit service provider. DCPAY will not be a party to disputes, negotiations of disputes between you and such third party providers. Responsibility for the decisions you make regarding Services offered via the software or service (with all its implications) rests solely with you. We will not assess the suitability, legality or ability of any such third parties and you expressly waive and release the company and/or its directors, officers and employees from any and all liability, claims, causes of action, or damages arising from your use of the software or service, or in any way related to the third parties introduced to you by the software or service.

5.2 Any references in the Site, Application or Services to a Customer being verified" or connected" (or similar language) only indicate that the Member has completed a relevant verification process, and does not represent anything else. Any such description is not an endorsement, certification or guarantee by DCPAY about any Customer, including of the Customer's identity and whether the Customer is trustworthy, safe or suitable. Instead, any such description is intended to be useful information for you to evaluate when you make your own decisions about the identity and suitability of others whom you contact or interact with via the Application and Services. We therefore recommend that you always exercise due diligence and care when deciding whether to trust a Teller or to accept a deposit request from a Customer, or to have any other interaction with any other Customers.

6. GENERAL PROVISIONS.

6.1 Limitations of Liability. IN NO EVENT SHALL WE, OUR PARENT, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF DCPAYOR OUR PARENT BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH OUR WEBSITE, DCPAYSERVICES, ORTHISAGREEMENT(HOWEVERARISING, INCLUDING NEGLIGENCE). OUR LIABILITY, ANDTHE LIABILITY OF OUR PARENT, OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS, TO YOU OR ANY THIRD PARTIES IN ANY CIRCUMSTANCE IS LIMITED TO THE ACTUAL AMOUNT OF DIRECT DAMAGES.

6.2 No Warranty. DCPAY SERVICES ARE PROVIDED AS IS" AND WITHOUT ANY REPRESENTATION OF WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. DCPAY, OUR PARENT, THE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES AND SUPPLIERS OF DCPAYOR OUR PARENT SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. DCPAY does not have any control over the products or services that are paid for with DCPAY Services and DCPAY cannot ensure that a buyer or a seller you are dealing with will actually complete the transaction or is authorized to do so. DCPAY does not guarantee continuous, uninterrupted or secure access to any part of DCPAY Services, and operation of our site may be interfered with by numerous factors outside of our control. DCPAYwill make reasonable efforts to ensure that requests for electronic debits and credits involving bank accounts, credit cards, and check issuances are processed in a timely manner but DCPAY makes no representations or warranties regarding the amount of time needed to complete processing because DCPAY Services are dependent upon many factors outside of our control, such as delays in the banking system.

limited to, any delay or failure due to any act of God, act of civil or military authorities, act of terrorists, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe, pandemic, national emergency, or any other occurrence which is beyond our reasonable control and shall not affect the validity and enforceability of any remaining provisions.

6.4 Arbitration. Except for claims for injunctive or equitable relief or claims regarding intellectual property rights (which may be brought in any competent court without the posting of a bond), any dispute arising under this Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Center ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one or more arbitrators (if one arbitrator cannot be designated by mutual agreement of the Parties) appointed in accordance with said rules. The venue for arbitration shall be Singapore, and the language of arbitration shall be English. The arbitral award shall be final and binding on the Parties and shall be enforceable in any court having jurisdiction. The prevailing party in any action or proceeding to enforce this Agreement shall be entitled to costs and attorneys' fees.

6.5 Time Limitation on Claims. You agree that any claim you may have arising out of or related to your relationship with us must be filed in the appropriate court or tribunal within one year after such claim arose.

6.6 Export Controls & Sanctions. The use of DCPAYServices is subject to Philippines and international export controls and economic sanctions requirements. By using the DCPAY Services, you represent and warrant that your use of the service comports with those requirements. Without limiting the foregoing, you may not use any of the DCPAY Services if: (1) you are in, under the control of, or a national or resident of Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo, UN sanctions, HM Treasury's financial sanctions regime, Office of Foreign Assets Control (OFAC) sanctioned countries, or if you are on the U.S. Treasury Department's Specially Designated Nationals List or the U.S. Commerce Department's Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List HM Treasury's financial sanctions regime; or (2) you intend to provide Products or Services to Cuba, Iran, North Korea, Crimea or Syria or any other country subject to United States embargo or UN sanctions (or a national or resident of one of these countries), or to a person on the Specially Designated Nationals List, Denied Persons List, Unverified List, Anti-Terrorism Council list, Entity List, or HM Treasury's financial sanctions regime.

7. ACCEPTABLE USES.

Users are independently responsible for complying with all applicable laws in all activities related to their use of DCPay Services, regardless of the purpose of the use, and for all communications and content originating from the users. We have the right but not the obligation to monitor and remove communications content that we find in our sole discretion to be objectionable in any way.

You are prohibited from using any DCPay Services, services provided to or in relation to other users, and related third party services, for or in relation to certain activities ("Prohibited Uses") which contravene this Agreement or applicable laws.

Prohibited Uses include transaction or activities related to:

- Investment Schemes: Facilitate get rich quick" schemes such as pyramid schemes, paluwagans, ponzi schemes, network marketing, unlicensed investment vehicles, deceptive charity schemes, referral marketing programs or multi-level marketing programs;
- (b) Fraud: Provision of any false, deceptive, inaccurate or misleading information to Coins, Coins users, or other third parties for pecuniary gain or other ends;
- © Illegal or Prohibited Gambling: The conduct of Online gambling, lotteries, casinos and informal gambling, gaming operations, sports betting, and other games of chance and forms of speculation not authorized or licensed by a government agency duly empowered by law to license or authorize the conduct of such activities;

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- (e) Drugs: Illegal narcotics, drug paraphernalia, commercial drugs and other controlled substances, and other mind or body altering substances presenting a public health risk;
- (f) Stolen Items: Stolen goods including digital and virtual goods, all goods for which seller does not have clear title;
- (g) Intellectual Property Infringement: Items that infringe or violate any intellectual property rights, including trademark, copyright, privacy or any other proprietary rights. This includes the selling or facilitating of sales of counterfeit or unauthorized goods or activities related thereto;
- (h) Shell Companies: Entities that appear to have no genuine business purpose or are otherwise designed to operate for a purpose other than that which they purport to operate under are prohibited;
- (i) Bearer Shares Entities: Customers transacting with, on behalf of, or in relation to entities for which the identity of beneficial owners are not known and in which ownership stakes are freely alienable are prohibited;
- (j) Adult Services and Media: Services involving prostitution, sale of illegal pornographic materials, and forms of human trafficking;
- (k) High Risk Entities: Any individual, group, or entity deemed to pose an inordinately high risk to Coins, its customers, or other third parties may be considered unacceptably high risk and an unauthorized user;
- (l) Violence: Violent acts towards self or others, or activities or items that encourage, promote, facilitate or instruct others regarding the same;
- (m) Coercion: Extortion, blackmail, or efforts to induce unearned payment;
- (n) Weapon Sales: Unlicensed sale of firearms and certain weapons.

Any use of DCPay Services for the purpose of facilitating, participating in, or acting in relation to any Prohibited Uses, as set forth above and further specified in applicable appendices to this Agreement, can lead to service disruptions, changes in services, account deactivation or reporting to law enforcement. If you believe you are using Coins services for one of the purposes below, are seeking to use Coins services for that reason, or are unsure whether your use or intended use may be a Prohibited Use, you may contact Coins Support for clarity.

8. THIRD PARTY CONTENT

8.1 DCPay Services may contain links, access or connections to third party websites, applications, services or other materials (collectively "Third Party Content") that are not affiliated, owned or controlled by DCPay Philippines, Inc.. You accept and acknowledge the risks of accessing any Third Party Content, and that Betur Inc. has no control over and cannot monitor, verify, censor or edit any Third Party Content.

8.2 Access, links and connections provided by DCPay Philippines, Inc. to any Third Party Content are not an endorsement, representation, authorization, sponsorship, or affiliation with respect to the owners or providers of the Third Party Content.. You understand and agree that under no circumstances shall DCPay Philippines, Inc. be responsible for or liable to anyone in connection with your access and use of Third Party Content and any related transactions . You agree to direct any questions, complaints, or claims related to a Third Party Content to its owners or providers.

APPENDIX 1: PROHIBITED BUSINESSES AND PROHIBITED USE

The following categories of businesses, business practices, and sale items are barred from DCpay services ("Prohibited Businesses"). By opening a Coins PHP account, you confirm that you will not use Coins Pro Services in connection with the following businesses, activities, practices, or items:

1. Operating as an unlicensed money transmitter, money service, payment service provider, e-money, or any other financial services business which requires licensure, including but not limited to exchanges of virtual currencies, sales of money orders or traveler's checks, and escrow services

2. Counterfeit products or any product or service that infringes upon the copyright, trademark, or trade secrets of any third party

4. Narcotics, controlled substances, prescription and pharmaceutical services, drug paraphernalia, or any substances designed to mimic illegal drugs

5. Illegal or Prohibited Gambling

6. Illegal or Prohibited Sports forecasting or odds making

7. Prostitution or illegal escort services

8. Violent acts towards self or others, or activities or items that encourage, promote, facilitate or instruct others regarding the same

9. Funding any of the items included on this Prohibited Businesses list

10. Extortion, blackmail, or efforts to induce unearned payments

11. Unlicensed sale of firearms and certain weapons

12. Engaging in deceptive marketing practices

13. Any business that violates any law, statute, ordinance or regulation

You may not use your Coins.ph Account to engage in the following categories of activity ("Prohibited Use"). By opening a Coins PHP Account operated by Coins.ph, you confirm that you will not use your Account to do any of the following:

1. Violate or assist any party in violating any law, statute, ordinance, regulation or any rule of any self-regulatory or similar organization of which you are or are required to be a member (for example, those laws, rules, or regulations governing financial services, controlled substances, or consumer protections);

2. Partake in a transaction which involves the proceeds of any unlawful activity;

3. Partake in any transaction involving online gambling except where permitted by Coins.ph;

4. Defraud or attempt to defraud Coins.ph. or other Coins.ph. users;

5. Infringe upon Coins.ph or any third party's copyright, patent, trademark, or intellectual property rights;

6. Provide false, inaccurate or misleading information;

7. Take any action that imposes an unreasonable or disproportionately large load on our infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information;

8. Interfere with another individual's or entity's access to or use of any of the Betur Inc. Services;

9. Defame, abuse, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others;

10. Publish, distribute or disseminate any unlawful material or information;

11. Transmit or upload any material to the Coins.ph Site that contains viruses, Trojan horses, worms, or any other harmful or deleterious programs;

13.Act as a payment intermediary or aggregator or otherwise resell any of the Coins.ph Services, unless expressly authorized by Coins Pro in writing;

14.Transfer any rights granted to you under this Agreement;

15.Use the Coins.ph Account information of another party to access or use the Coins Pro Site, except in the case of specific Merchants and/or applications which are specifically authorized by a user to access such user's Coins.ph Account and information;

16.Otherwise attempt to gain unauthorized access to the Coins.ph Site, other Coins.ph Accounts, computer systems or networks connected to the Coins.ph Site, through password mining or any other means;

17.Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law;

18.Take any action that DCPay Philippines Inc. deems as circumventing Coins.ph controls, including, but not limited to, opening multiple Coins.ph Accounts or abusing promotions which Coins.ph may offer from time to time;

Appendix 2: Play to Earn (P2E) User Terms

The following terms and conditions, in addition to the relevant provisions of the User Agreement, apply to Coins.ph Customers who opt to use the Play-to-Earn (P2E) Management tools and services offered by Coins.ph to eligible customers. By applying for, using and/or continuing to use the P2E Management tools and services, you confirm that you have read and agree to be bound by these P2E User Terms.

1. DEFINITIONS

Play-to-Earn Game or P2E Game: A game developed by third party developers which allows its users and players to earn virtual assets within the game.

Scholarship Program: This program allows someone who holds game assets to lend these to another player who may earn revenue from using the assets in the P2E game, and then the financial rewards, if any, will then be split between or among the players.

Scholar: The one assigned to play the P2E game assets to earn the financial rewards.

Manager: The one managing the scholars through onboarding, training, and payout disbursement. A Manager may also be an Owner.

Owner: The one who owns the in-game assets in P2E Games and lends these out for use by Scholars. An Owner may also be a Manager.

P2E Team or Guild: A group of individuals composed of a Guild Owner, Manager/s, and Scholar/s.

P2E Services: The set of tools and services offered by Coins.ph to eligible users in order to help manage batch payouts for P2E Game earnings. For clarity, transactions made using the P2E Services are treated similarly as other transactions and are bound by the main User Agreement in addition to these P2E User Terms.

P2E Service User: An accredited Owner, Manager, or Scholar who avails of the P2E Services.

use the P2E Services.

In order to be accredited as an Owner and/or Manager, a Coins.ph Customer must at least be Level 3 verified (address verification), and must go through the Know-Your-Manager ("KYM") process of Coins.ph.

In order to be accredited as a Scholar, a Coins.ph Customer must be nominated and registered by an accredited Owner or Manager. Scholars must be at least Level 2 verified (ID and selfie verification) before they avail of P2E Services.

The cash in and cash out limits of Owners, Managers, and Scholars will follow their verification levels.

Coins.ph reserves the right to reject applications to be an accredited Owner, Manager, or Scholar. The rejection, however, shall not affect one's status as Coins.ph Customers, unless such rejection is a result of a violation of the main User Agreement.

3. WARRANTIES OF P2E SERVICE USERS

3.1 The P2E Services is an additional service offered by Coins.ph to accredited P2E Owners or Managers who have gone through and completed the required verification processes. You agree that any and all information which you provide to us for these verification processes are true and correct based on your personal knowledge and/or authentic documents. You further agree to authorize us directly or through third parties, to make any inquiries we consider necessary to validate your identity and other information which you provide as part of the verification processes. As an Owner or Manager, you also confirm and warrant that you have acquired the express consent of your Scholars to provide us with any of their personal information.

3.2 You agree and confirm that membership in any P2E Guild or Team is not within our purview and control. You therefore agree to hold us free and harmless from any claims, demands, issues, or disputes arising from or in connection with membership in any P2E Guild or Team.

3.3 You agree that the relationship between and among the Owner, Manager, and Scholars, including any terms, conditions, documents, or agreements governing a specific P2E Guild or Team's Scholarship Program, are exclusively between and among the said parties, and does not involve us. You therefore agree to hold us free and harmless from any such claims of breach or violation thereof.

3.4 You agree that earnings in P2E Games are based on several factors which include, among others, your personal skill and expertise, and the natural price volatility of virtual assets. You agree and confirm that we do not have any control in your ability to earn in P2E Games. You therefore agree to hold us, our parent/s, officers, employees, and affiliates, free and harmless from any liability or claims for loss of revenue or any other loss arising from or in connection with your participation in P2E Games.

4. P2E PAYOUTS

4.1 We only provide the platform to help facilitate batch payouts to Scholars. Such batch payouts are made upon the instructions of Owners and/or Managers.

4.2Owners and/or Managers shall be solely responsible for the amounts, frequency, and dates of batch payouts to Scholars. Owners and/or Managers shall be responsible for providing the correct information to effect batch payouts to Scholars. We shall not be responsible for errors in payouts which are caused by errors in the information provided by Guild Owners and/or Managers.

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5. MISCELLANEOUS TERMS

5.1 We reserve the right to modify, amend, delete, or replace any of these P2E User Terms. Any such modification, amendment, deletion, or replacement, shall be effective upon publication through the official Coins.ph website.

5.2 The P2E Services shall not be used for any of the Prohibited Uses and Prohibited Businesses as defined in the User Agreement.

5.3 Your continued use of the P2E Services shall be subject to compliance with these P2E User Terms and the User Agreement. We reserve the right to terminate your use and access of the P2E Services at any time in accordance with these terms.

FINAL PROVISIONS

Language. The User Agreement is enforced in both Tagalog and English, which have equal legal force. In the event of any conflict between the provisions of the User Agreement prepared in different languages, the respective provision in English shall prevail.

Coins.ph TradeDesk Terms and Conditions

The following terms and conditions, in addition to the relevant provisions of the Coins.ph User Agreement (available at h· ps://coins.ph/user-agreement), apply to Coins.ph Customers who opt to use the Coins.ph TradeDesk and services offered by Coins.ph to eligible customers. These Coins.ph TradeDesk Terms and Conditions form a binding contract between you and Betur, Inc. (Coins.ph). By signing up and using the Coins.ph TradeDesk Services, you signify that you have read and agree to be bound by these Coins.ph TradeDesk Terms and Conditions, as may be revised from time to time.

References in these Terms and Conditions to "Coins.ph", "we", "us", "our", or other similar terms apply to Betur, Inc. References to "you", "your", or other similar terms apply to you as an eligible user of the Coins.ph TradeDesk Services. Betur, Inc. and the eligible Coins.ph Customer may be referred to individually as a "Party" and collectively as the "Parties".

1. Eligibility

1.1 Coins.ph Customers may apply to use the Coins.ph TradeDesk Services by providing the required information in the application page found at h· ps://coins.ph/tradedesk. Once approved, Coins.ph Customers may start transacting through the Coins.ph TradeDesk channel to be determined by Coins.ph.

1.2 Only Coins.ph Customers with at least Level 4 Verification (Custom Verification) and with custom limits of at least Php1,000,000.00 for cash in and cash out are eligible to use the Coins.ph TradeDesk Services.

1.3 Coins.ph Customers which are juridical persons or business entities must also undergo full Know-Your-Business procedures of Coins.ph to be eligible to use the Coins.ph TradeDesk Services offered by Coins.ph.

2. Definitions

2.2 Client" is a Coins.ph Customer, whether an individual or a business customer, who has already been approved by Coins.ph to participate in and use the Coins.ph TradeDesk Services.

2.3 Coins.ph TradeDesk Services" is the set of services offered by Coins.ph which allows eligible Coins.ph Customers to buy and sell cryptocurrencies and other virtual assets at higher transaction amounts which are at least equivalent to the Minimum Trade Size.

2.4 Minimum Trade Size" is the predetermined minimum amount in Philippine Pesos of allowed Trades in the TradeDesk.

2.5 Trade" is any buy or sell transaction done through the designated Trading Channels.

2.6 Trading Channel" is the platform designated by Coins.ph for communication with Clients and for facilitating Trades.

3. Trading Rules

3.1 Only Trade requests made with Authorized Dealers through the designated Trading Channel will be entertained by Coins.ph.

3.2 Only Trades of tokens currently listed on the Coins.ph website and app will be facilitated by Coins.ph. For a full list of these tokens, please refer to https://support.coins.ph/hc/en-us/articles/900006877303-What-cryptocurrencies-are-available-on-Coins-ph -. The list of supported tokens may be changed or updated from time to time at the discretion of Coins.ph.

3.3 The Minimum Trade Size is Php1,000,000.00 (One Million Philippine Pesos) or its equivalent. This amount may change from time to time at the discretion of Coins.ph.

3.4 A Client's Coins.ph account must be pre-funded with the transaction amount in fiat currency or cryptocurrency prior to the trade.

3.5 To initiate a Trade, a Client may request an Authorized Dealer in the Trading Channel for a quotation. Such a request must indicate the quantity or trade size of the fiat currency or cryptocurrency to be bought or sold.

3.6 An Authorized Dealer will revert with a rate or quotation. You must signify and confirm your acceptance or rejection of the quote within one (1) minute from the time the rate or quotation is returned. Your failure to respond within the 1-minute lock-in period shall be considered as a rejection of the rate or quotation. For avoidance of doubt, your use of any word which signifies acceptance of the quote (e.g. done", deal", ok", "confirmed", or any other words of similar import and meaning) shall be considered as your acceptance of the rate or quotation.

3.7 By accepting a rate or quotation, you agree and acknowledge that the agreed rate becomes final and binding as to you. You likewise expressly allow Coins.ph to withdraw the transaction amount in fiat currency or cryptocurrency from your registered Coins.ph account to the Coins.ph TradeDesk account to settle payment for the Trade pursuant to the accepted rate or quotation.

3.8 If the Coins.ph TradeDesk is unable to withdraw the transaction amount in fiat currency or cryptocurrency from your registered Coins.ph account to the Coins.ph TradeDesk account, this shall imply a failure to settle payment for the Trade and shall automatically be considered as a cancellation of the Trade request.

3.9 The Coins.ph TradeDeskwill send a trade confirmation to your Coins.ph registered email address within the same banking day after the trade. The email will contain an acknowledgement receipt with the trade details.

3.11 Trading hours shall be:
3.11.1 Standard business Hours:
Monday to Friday (excluding holidays)
9:00 AM to 4:00 PM Philippine Standard Time (UTC +8:00)
3.11.2 Off-Market Hours:
Monday to Friday (excluding holidays)
4:00 PM – 9:00 PM Philippine Standard Time (UTC+8:00)
3.11.3 Trade requests made outside of these trading hours shall not be accepted.
3.12 For trades made during Standard business Hours, settlement will be completed within one (1) banking day.

3.13 For trades made during Off-Market Hours, settlement will be completed within two (2) banking days.

3.14 Settlement will only be done via your registered Coins.ph account. The Coins.ph TradeDeskwill not:
3.14.1 Send cryptocurrencyto an external wallet address or;
3.14.2 Deposit or transfer PHP to any other bank account or e-wallet

4. Warranties of Coins.ph TradeDesk Users

4.1 You have read, understood, and agree to these Terms and Conditions.

4.2 The Coins.ph TradeDesk Services are an additional service offered by Coins.ph to eligible Coins.ph Customers who have gone through and completed the respective application and verification processes. You agree that any and all information which you provide to Coins.ph for these verification processes are true and correct based on your personal knowledge and/or authentic documents. You further agree to authorize Coins.ph, directly or through third parties, to make any inquiries we consider necessary to validate your identity and other information which you provide as part of the verification processes.

4.3 You warrant that the details, acceptance, and rejection of the Trade requests you make are solely within your discretion, and without the participation or influence of Coins.ph. You therefore agree to hold Coins.ph free and harmless from any damage or injury which may be caused by the Trades you make.

5. Miscellaneous Terms

5.1 We may amend or modify these Terms and Conditions at any time and without prior notice, and the revised Terms and Conditions shall be effective from the time it is posted on the Coins.ph website, or such other date as may be indicated by us.

5.2 We may (a) modify or discontinue any portion or all of the Coins.ph TradeDesk Services, and/or (b) suspend or terminate your access to the Coins.ph TradeDesk Services at any time and from time to time, without notice to you. You agree and confirm that we shall not be liable to you or any third party for any modification, suspension, or termination of the Coins.ph TradeDesk Services, or suspension or termination of your access to the Coins.ph TradeDesk Services, except to the extent otherwise expressly set forth herein or under a separate written agreement with us.

5.3 All Trades are subject to compliance with the User Agreement in addition to these Terms and Conditions. Coins.ph reserves the right to refuse to process, cancel, or reverse any Trade which does not comply with the User Agreement.

5.4 The Coins.ph TradeDesk Services shall not be used for any of the Prohibited Uses and Prohibited Businesses

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Terms and Conditions. Coins.ph reserves the right to terminate your use of and access to the Coins.ph TradeDesk Services for violations of these Terms and Conditions and/or the Coins.ph User Agreement.

5.6 EXCEPT AS OTHERWISE EXPRESSLY STATED IN THESE TERMS AND CONDITIONS, COINS.PH MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, IN CONNECTION WITH THESE TERMS AND CONDITIONS OR THE COINS.PH TradeDesk SERVICES. WITHOUT LIMITING THE FOREGOING, COINS.PH DISCLAIMS ANY WARRANTYTHAT THE COINS.PH TradeDesk SERVICES WILL BE ERROR-FREE OR UNINTERRUPTED. COINS.PH FURTHER DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE COINS.PH TradeDesk SERVICES AS TO MERCHANTABILITY, SATISFACTORY QUALITY, ACCURACY OF ANY INFORMATION PROVIDED, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. COINS.PH FURTHER DISCLAIMS ANYAND ALL WARRANTIES ARISING FROM THE USE OF THE COINS.PH TradeDesk SERVICES.

5.7 To the maximum extent permitted by applicable law, neither Party shall be liable for any indirect, incidental, special, exemplary or consequential damages arising out of the provision of the services under this Agreement (including, but not limited to, downtime, damage to or replacement of programs and data, loss of profit, loss of use, loss of business, loss of customers), arising from claims based in warranty, contract, tort (including negligence), strict liability or otherwise, even if such Party has been advised of the possibility of such claim or damage.

5.8 Coins.ph hereby disclaims all warranties, whether statutory, express, implied, oral or written, including all warranties of merchantability, non-infringement or fitness for a particular purpose, unless the same are explicitly confirmed byCoins.ph in writing.

5.9 NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGE OR LOSS SUFFERED OR INCURRED BY THE OTHER PARTY, REGARDLESS OF THE FORM OF ACTION, OR ANY LOSS OF REVENUE, PROFITS OR BUSINESS, ANTICIPATED SAVINGS, OR THE INCURRING OF LIABILITY FOR LOSS OR DAMAGE OF ANY NATURE WHATSOEVER SUFFERED BY THIRD PARTIES, ALL WHETHER IN CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE), AND REGARDLESS OF WHETHER THE PARTIES KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF THE LOSS, INJURY OR DAMAGE IN QUESTION.

5.10 If any provision of these Terms and Conditions shall be determined to be illegal, invalid, or unenforceable under any applicable law, such provision shall be deemed void and the remainder of these Terms and Conditions shall continue in full force and effect.

5.11 These Terms and Conditions and any non-contractual obligations arising out of or in connection with it shall be exclusively governed by and construed in accordance with the laws of the Philippines and the parties hereby agree to submit any justifiable controversy to the exclusive jurisdiction of the proper courts of Pasig City, Philippines to the exclusion of all other venues.

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